Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 PE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                       06-1534213
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

                                 761 MAIN AVENUE
                         NORWALK, CONNECTICUT 06859-0001
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

                                 PE CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                                WILLIAM B. SAWCH
              Senior Vice President, General Counsel and Secretary
                                 PE CORPORATION
                                 761 Main Avenue
                         Norwalk, Connecticut 06859-0001
                                 (203) 762-1000
           (Name, Address, and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed
                                                                      Maximum              Proposed Maximum
                                             Amount to be        Offering Price Per        Aggregate Offering        Amount of
Title of Securities to be Registered          Registered              Share(1)                  Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   PE Corporation - PE Biosystems Group
Common Stock, par value $.01 per share (2)     1,000,000              $80.0313               $80,031,300           $21,129
------------------------------------------------------------------------------------------------------------------------------------
   PE Corporation - Celera Genomics Group
Common Stock, par value $.01 per share (3)      600,000               $48.50                 $29,100,000           $ 7,683
------------------------------------------------------------------------------------------------------------------------------------

1. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based upon the reported average of the high and low prices for the PE Corporation - PE Biosystems Group Common Stock (the "PE Biosytems Stock") and the PE Corporation - Celera Genomics Group Common Stock (the "Celera Stock" and, together with the PE Biosystems Stock, the "Common Stock") on the New York Stock Exchange on November 24, 1999 and November 22, 1999, respectively. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.

2. This Registration Statement also pertains to rights to purchase Series A Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Series A Rights"). Until the occurrence of certain prescribed events, the Series A Rights are not exercisable, are evidenced by the certificates for PE Biosystems Stock, and will be transferred along with and only with such securities. Thereafter, separate rights certificates will be issued representing one Series A Right for each share of PE Biosystems Stock held, subject to adjustment pursuant to anti-dilution provisions.

3. This Registration Statement also pertains to rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Series B Rights" and, together with the Series A Rights, the "Rights")). Until the occurrence of certain prescribed events, the Series B Rights are not exercisable, are evidenced by the certificates for Celera Stock, and will be transferred along with and only with such securities. Thereafter, separate rights certificates will be issued representing one Series B Right for each share of Celera Stock held, subject to adjustment pursuant to anti-dilution provisions.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by PE Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

              (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

              (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

              (3) The descriptions of the Company's Common Stock and Rights contained in the Company's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Legal matters in connection with the shares of Common Stock subject to issuance pursuant to the PE Corporation 1999 Employee Stock Purchase Plan have been passed upon by Thomas P. Livingston, Esq., Assistant Secretary of the Company. Mr. Livingston is an officer of the Company and a holder of shares (and options to purchase shares) of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action (except settlements or judgments in derivative suits), suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Company's certificate of incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

         As permitted by Sections 102 and 145 of the DGCL, the Company's certificate of incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit.

         The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit 4(1)      -        Certificate of Incorporation of PE
                                    Corporation (incorporated by reference to
                                    Annex II to the Proxy Statement and
                                    Prospectus included in the Company's
                                    Registration Statement on Form S-4 (No.
                                    333-67797)).

         Exhibit  4(2)     -        By-laws of PE Corporation (incorporated by
                                    reference to Exhibit 3.2 to the Company's
                                    Registration Statement on Form S-4
                                    (No. 333-67797)).

         Exhibit 4(3)      -        Rights Agreement between PE Corporation and
                                    BankBoston, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Registration
                                    Statement on Form S-4 (No. 333-67797)).

         Exhibit 5         -        Opinion of Thomas P. Livingston, Esq.
                                    (including Consent).

         Exhibit 23(1)     -        Consent of PricewaterhouseCoopers LLP.

         Exhibit 23(2)     -        Consent of Thomas P. Livingston, Esq.
                                    (included in Exhibit 5).

         Exhibit 24        -        Power of Attorney (contained on the
                                    signature pages hereof).


Item 9.  Undertakings.

         (a)  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section

13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 30, 1999.


                                            PE CORPORATION

                                            By: /s/ William B. Sawch
                                               ---------------------------------
                                               William B. Sawch
                                               Senior Vice President, General
                                               Counsel and Secretary

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      /s/ Tony L. White                     Chairman of the Board,              November 30, 1999
-----------------------------               President and Chief
Tony L. White                               Executive Officer
                                            (Principal Executive Officer)

      /s/ Dennis L. Winger                  Senior Vice President and           November 30, 1999
-----------------------------               Chief Financial Officer
Dennis L. Winger                            (Principal Financial Officer)

      /s/ Vikram Jog                        Corporate Controller                November 30, 1999
-----------------------------               (Principal Accounting
Vikram Jog                                  Officer)

      /s/ Richard H. Ayers                  Director                            November 30, 1999
-----------------------------
Richard H. Ayers

      /s/ Jean-Luc Belingard                Director                            November 30, 1999
-----------------------------
Jean-Luc Belingard

                                            Director                                       , 1999
-----------------------------
Robert H. Hayes

                                            Director                                       , 1999
-------------------------------------
Arnold J. Levine

      /s/ Theodore E. Martin                Director                            November 30, 1999
-------------------------------------
Theodore E. Martin

      /s/ Georges C. St. Laurent, Jr.       Director                            November 30, 1999
-------------------------------------
Georges C. St. Laurent, Jr.


      /s/ Carolyn W. Slayman                Director                            November 30, 1999
-------------------------------------
Carolyn W. Slayman

      /s/ Orin R. Smith                     Director                            November 30, 1999
-------------------------------------
Orin R. Smith

      /s/ James R. Tobin                    Director                            November 30, 1999
-------------------------------------
James R. Tobin


                                  EXHIBIT INDEX

Exhibit No.                                Exhibit
-----------                                -------

      5                    Opinion of Thomas P. Livingston, Esq.

    23(1)                  Consent of PricewaterhouseCoopers LLP